UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 27, 2007

Autodesk, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-14338	94-2819853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 McInnis Parkway

San Rafael, California 94903

(Address of principal executive offices, including zip code)

(415) 507-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of Directors

On September 27, 2007, the Board of Directors (the “Board”) of Autodesk, Inc. (the “Company”) appointed Charles J. Robel and Steven M. West to the Board.

The Board appointed Mr. Robel as a member of the Audit Committee. The Board has not yet appointed Mr. West to any committees.

Messrs. Robel and West will participate in the non-employee director compensation arrangements described in the Company’s 2007 annual proxy statement filed with the SEC on June 12, 2007. Under the terms of those arrangements, each will receive, among other things, annual compensation of $75,000 and an initial option to purchase 50,000 shares of the Company’s common stock at an exercise price per share equal to the fair market value on the date of grant, which vests over a three-year period. In addition, it is expected that each new director will execute the Company’s standard form of indemnification agreement.

On October 1, 2007, the Company issued a press release about the new directors. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	Press release, dated as of October 1, 2007, entitled “Autodesk Announces Appointment of Charles J. Robel and Steven M. West to Board of Directors.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTODESK, INC.

By:	/s/ PASCAL W. DI FRONZO
Pascal W. Di Fronzo
Senior Vice President, General Counsel and Secretary

Date: October 1, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated as of October 1, 2007, entitled “Autodesk Announces Appointment of Charles J. Robel and Steven M. West to Board of Directors.”